EXHIBIT 23.2









                         CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference of our report dated February 25, 2004, on the statements of income, retained earnings and cash flows of Northeast Community Bank for the year ended December 31, 2003, in the Registration Statement on Form S-8 filed with the U.S. Securities and Exchange Commission by Northeast Community Bancorp with respect to the Northeast Community Bank 401(k) Plan.


/s/ Sperry, Cuono, Holgate & Churchill, C.P.A.'s, P.C.
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Sperry, Cuono, Holgate & Churchill, C.P.A.'s, P.C.
Lake Katrine, New York
June 30, 2006